   As filed with the Securities and Exchange Commission on January 10, 2001
                                                        Registration No. 333-___
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                           NAVIGANT CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                       36-4094854
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            615 North Wabash Avenue
                            Chicago, Illinois 60611
         (Address of principal executive offices, including zip code)

            NAVIGANT CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                                Philip Steptoe
                 Vice President, General Counsel and Secretary
                            615 North Wabash Avenue
                           Chicago, Illinois  60611
                    (Name and Address of Agent for Service)

                                (312) 573-5600
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
 Title of securities     Amount to be registered  Proposed maximum offering  Proposed maximum aggregate  Amount of registration fee
 to be registered                 (1)                price per unit (2)         offering price (2)                 (2)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value     300,000 shares              $3.875                    $1,162,500                   $291
 $0.01 per share.
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares and interests in the Navigant Consulting, Inc. Employee Stock Purchase Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share of Common Stock and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 8, 2001, as reported on the New York Stock Exchange and published in The Wall Street Journal.

The Exhibit Index included in this Registration Statement is at page 6.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Navigant Consulting, Inc. (formerly the Metzler Group, Inc.) (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended on Forms 10-K/A on May 1, 2000, May 5, 2000 and June 20, 2000;

          (2) The Registrant's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

          (3) The Registrant's Current Reports on Forms 8-K dated May 23, 2000, August 28, 2000, October 12, 2000 and December 5, 2000; and

          (4) The description of the Registrant's common stock, $0.01 par value ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23876) filed on September 16, 1994, including any amendment thereto or report filed for the purpose of updating such description.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legal matters addressed in the Opinion of Company Counsel (attached hereto as Exhibit 5) have been passed on for the Registrant by Philip Steptoe, the Vice President, General Counsel and Secretary of the Registrant. Mr. Steptoe is compensated as an employee of the Registrant, is the owner of shares of Common Stock, is the holder of options to acquire shares of Common Stock and is eligible to participate in the Plan.

Item 6.   Indemnification of Directors and Officers.

          As permitted by the Delaware General Corporation Law ("DGCL"), the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its Stockholders for monetary damages for breaches of their fiduciary duty as directors, except for liability for breach of their duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability for authorizing illegal dividends or redemptions, or liability for a transaction from which the director derived an improper personal benefit. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Registrant). Further, liability of a director for violations of the federal securities laws will not be limited by this provision.

     The DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which the officer or director actually and reasonably incurred.

     The Registrant's certificate or incorporation provides that it will indemnify its directors and officers (and any other employee or agent designated for indemnification by resolution of the board of directors) to the fullest extent permitted by the DGCL as described above. The certificate of incorporation also provides that the right to indemnification is a contract right and is not exclusive of any other right under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The certificate of incorporation also permits the Registrant to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her status as such, regardless of whether the certificate of incorporation permits indemnification.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          See the attached Exhibit Index at page 6.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on December 31, 2000.

                                      NAVIGANT CONSULTING, INC.

                                      By: /s/ William M. Goodyear
                                          -----------------------
                                           Name:  William M. Goodyear
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Goodyear and Benjamin W. Perks, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Navigant Consulting, Inc. to comply with the Securities Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                     Title                          Date
-----------------------   -----------------------------    ---------------------

/s/ William M. Goodyear   Chairman of the Board, Chief       December 31, 2000
-----------------------   Executive Officer (Principal
William M. Goodyear       Executive Officer) and
                          Director

/s/ Benjamin W. Perks     Executive Vice President and       December 31, 2000
---------------------     Chief Financial Officer
Benjamin W. Perks         (Principal Financial and
                          Accounting Officer)

/s/ Thomas A. Gildehaus   Director                           December 31, 2000
-----------------------
Thomas A. Gildehaus

/s/ Peter B. Pond         Director                           December 31, 2000
-----------------
Peter B. Pond

/s/ Samuel S. Skinner     Director                           December 29, 2000
---------------------
Samuel S. Skinner

/s/ Carl S. Spetzler      Director                           December 31, 2000
--------------------
Carl S. Spetzler

/s/ James R. Thompson     Director                             January 5, 2001
---------------------
James R. Thompson

                               INDEX TO EXHIBITS

Exhibit No.  Description
-----------  -----------

4.           Navigant Consulting, Inc. Employee Stock Purchase Plan.

5.           Opinion of Company Counsel.

23.1         Consent of KPMG LLP (consent of independent accountants).

23.2         Consent of Company Counsel (included in Exhibit 5).

24.1 Powers of attorney (included in this Registration Statement under "Signatures").